SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.       )

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The Yankee Candle Company, Inc.
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THE YANKEE CANDLE COMPANY, INC.
16 YANKEE CANDLE WAY
SOUTH DEERFIELD, MASSACHUSETTS 01373

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders:
      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of THE YANKEE CANDLE COMPANY, INC. (the “Company”), a Massachusetts corporation, will be held on Thursday, June 2, 2005, at 10:00 a.m. at The Yankee Candle Employee Health and Fitness Center, 25 Greenfield Road (Routes 5 & 10), South Deerfield, Massachusetts 01373 (adjacent to the Company’s South Deerfield flagship store), to consider and act upon the following matters:

1. To elect four Class III directors for the ensuing three years;

2. To approve the adoption by the Company of the 2005 Stock Option and Award Plan;

3. To ratify the selection of Deloitte & Touche LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2005; and

4. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.
      The Board of Directors has fixed the close of business on April 7, 2005 as the record date for the determination of stockholders entitled to receive notice of and vote at the Annual Meeting and any adjournment thereof.
      We hope that all stockholders will be able to attend the Annual Meeting in person. In order to ensure that a quorum is present at the Annual Meeting, please date, sign and promptly return the enclosed Proxy whether or not you expect to attend the Annual Meeting. A postage-prepaid envelope has been enclosed for your convenience.
      All stockholders are cordially invited to attend the meeting.

By Order of the Board of Directors,

CRAIG W. RYDIN
Chairman and Chief Executive Officer
South Deerfield, Massachusetts
April 29, 2005
WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND PROMPTLY MAIL IT IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES AT THE MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

PROXY STATEMENT
GENERAL INFORMATION CONCERNING SOLICITATION AND VOTING
BOARD OF DIRECTORS AND CORPORATE GOVERNANCE INFORMATION
EXECUTIVE COMPENSATION AND RELATED MATTERS
Summary Compensation Table
OPTION GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES
LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR
Equity Compensation Plan Information
PROPOSAL 1 -- ELECTION OF DIRECTORS
PROPOSAL 2 -- APPROVAL OF 2005 STOCK OPTION AND AWARD PLAN
PROPOSAL 3 -- RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
OTHER MATTERS

THE YANKEE CANDLE COMPANY, INC.
16 YANKEE CANDLE WAY
SOUTH DEERFIELD, MASSACHUSETTS 01373

PROXY STATEMENT

for the 2005 Annual Meeting of Stockholders
to be held on June 2, 2005
GENERAL INFORMATION CONCERNING SOLICITATION AND VOTING
General
      The enclosed proxy is solicited by the Board of Directors of THE YANKEE CANDLE COMPANY, INC. (the “Company”), a Massachusetts corporation, for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, June 2, 2005, at 10:00 a.m. at The Yankee Candle Employee Health and Fitness Center, 25 Greenfield Road (Routes 5 & 10), South Deerfield, Massachusetts 01373 (adjacent to the Company’s South Deerfield flagship store), and at any adjournment or adjournments thereof.
      All proxies will be voted in accordance with the instructions contained therein, and if no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before it is exercised, by delivery of written revocation or a subsequently dated proxy to the Clerk of the Company, or by voting in person at the Annual Meeting.
      The Company’s Annual Report to Stockholders for the fiscal year ended January 1, 2005 (“Fiscal 2004”) is being mailed to stockholders with the mailing of this Notice and Proxy Statement on or about April 29, 2005.
      A copy of the Company’s Annual Report on Form 10-K for Fiscal 2004 as filed with the Securities and Exchange Commission, except for exhibits, will be furnished without charge to any stockholder upon written request to the Chief Financial Officer, The Yankee Candle Company, Inc., 16 Yankee Candle Way, South Deerfield, Massachusetts 01373. Copies are also available on the Internet at both the Company’s web site (www.yankeecandle.com) and the United States Securities and Exchange Commission’s EDGAR Database web site (www.sec.gov).
Quorum and Vote Requirement
      Stockholders of record at the close of business on April 7, 2005 will be entitled to notice of and to vote at the Annual Meeting and at any adjournment or adjournments thereof. On that date, 46,050,348 shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), were issued and outstanding, constituting all of the outstanding voting stock of the

Company. Each share of Common Stock entitles the holder to one vote with respect to all matters submitted to stockholders at the Annual Meeting.
      The representation in person or by proxy of at least a majority of the shares of Common Stock entitled to vote at the Annual Meeting is necessary to establish a quorum for the transaction of business. Shares of Common Stock represented in person or by proxy (including shares which abstain or otherwise do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present at the Annual Meeting.
      Directors are elected by a plurality of votes cast by stockholders entitled to vote at the Annual Meeting. The approval of the 2005 Stock Option and Award Plan and the ratification of the selection of independent registered public accounting firm each require the affirmative vote of the holders of shares representing a majority of votes cast on the matter.
      Shares which abstain from voting as to a particular matter, and shares held in “street name” by a broker or nominee who indicates on a proxy that it does not have discretionary authority to vote as to a particular matter, will not be voted in favor of such matter, and also will not be counted as votes cast on such matter. Accordingly, abstentions and “broker non-votes” will have no effect on the voting on the election of directors, the approval of the 2005 Stock Option and Award Plan and the ratification of the selection of the independent registered public accounting firm.
STOCK OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
      The following table sets forth, as of March 1, 2005 unless indicated otherwise, certain information concerning the beneficial ownership of the Company’s Common Stock by (i) each person known by the Company to own beneficially five percent (5%) or more of the outstanding shares of the Company’s Common Stock; (ii) each of the Company’s current directors; (iii) each of the Company’s Named Executive Officers (as defined below under “Compensation of Executive Officers”); and (iv) all current executive officers and directors as a group.
      The number of shares beneficially owned by each 5% stockholder, director or executive officer is determined under rules of the Securities and Exchange Commission (the “SEC”), and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and also any shares which the individual or entity has the right to acquire on or before April 30, 2005 through the exercise of stock options, and any reference in the footnotes to this table to shares subject to stock options refers only to stock options that are so exercisable. Any shares which a person or entity has the right to acquire on or before April 30, 2005 are deemed to be outstanding for purposes of computing the percentage of outstanding shares of Common Stock held by that person or entity, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, each person or entity has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares set forth in the following table. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

	Shares of Common	Percentage of
	Stock Beneficially	Outstanding
Name of Beneficial Owner	Owned	Common Stock(1)

5% Stockholders:
American Century Investments(2)	4,820,209	10.3%
Wellington Management Company, LLP(3)	4,296,900	9.2%
Putnam Investments(4)	4,030,503	8.6%
Barclays Global Investors(5)	3,754,144	8.0%
Current Directors:
Dale F. Frey(6)	21,250	*
Michael F. Hines(7)	11,250	*
Sandra J. Horbach	0	*
Carol M. Meyrowitz(8)	0	*
Robert J. O’Connell(9)	0	*
Michael B. Polk(10)	6,250	*
Craig W. Rydin(11)	434,380	*
Ronald L. Sargent(12)	75,607	*
Vijay Vishwanath(13)	0	*
Doreen A. Wright(14)	5,000	*
Other Named Executive Officers:
Robert R. Spellman(15)	302,062	*
Paul J. Hill(16)	87,750	*
Harlan M. Kent(17)	48,750	*
James A. Perley(18)	50,462	*
All Current Directors and Current Executive Officers as a Group (18 persons)(19)	1,062,759	2.3%

*	The percentage of shares of Common Stock beneficially owned does not exceed one percent (1%) of the outstanding shares of Common Stock.

(1)	There were 46,666,848 shares of Common Stock outstanding on March 1, 2005.

(2)	The information is based solely on a Schedule 13G, dated February 11, 2005, filed with the SEC by American Century Companies, Inc. (“American Century”). According to American Century, various persons, including the investment companies and separate institutional investor accounts that American Century Investment Management, Inc. (“ACIM”) serves as investment adviser, have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the securities that are the subject of this schedule. According to American Century, except as otherwise indicated in the Schedule 13G not more than 5% of the outstanding Common Stock is owned by any one client advised by ACIM. The address of American Century is 4500 Main Street, 9th Floor, Kansas City MO 64111.

(3)	The information is based solely on a Schedule 13G, dated February 14, 2005, filed with the SEC by Wellington Management Company, LLP (“Wellington”). According to Wellington, various persons, including clients for whom Wellington acts as investment adviser, have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the securities that are the subject of this schedule. According to Wellington, except as otherwise indicated in the Schedule 13G not more than 5% of the outstanding Common Stock is owned by any one client advised by Wellington. The address of Wellington is 75 State Street, Boston, MA 02109

(4)	The information is based solely on a Schedule 13G, dated February 11, 2005, filed with the SEC by Putnam, LLC d/b/a Putnam Investments on behalf of itself and others named therein (“Putnam”). According to Putnam, no persons other than the persons filing this Schedule 13G have an economic interest in the securities reported which relates to more than 5% of the outstanding Common Stock. Securities reported on this Schedule 13G as being beneficially owned by Putnam consist of securities beneficially owned by subsidiaries of Putnam which are registered investment advisers, which in turn include securities beneficially owned by clients of such investment advisers, which clients may include investment companies registered under the Investment Company Act and/or employee benefit plans, pension funds, endowment funds or other institutional clients. The address of Putnam is One Post Office Square, Boston, MA 02109.

(5)	The information is based solely on a Schedule 13G, dated February 14, 2005, filed with the SEC by Barclays Global Investors, NA on behalf if itself and other related entities named therein (“Barclays”). According to Barclays, the shares reported are held by Barclays in trust accounts for the economic benefit of the beneficiaries of those accounts. The address of Barclays is 45 Fremont Street, San Francisco, CA 94105.

(6)	Represents shares subject to options.

(7)	Represents shares subject to options.

(8)	Ms. Meyrowitz was elected to the Board of Directors in September 2004.

(9)	Mr. O’Connell was elected to the Board of Directors in June 2004.

(10)	Represents shares subject to options.

(11)	Includes 21,880 shares of restricted Common Stock and 412,500 shares subject to options. Mr. Rydin is also the Chief Executive Officer of the Company.

(12)	Includes 70,107 shares subject to options.

(13)	Mr. Vishwanath was elected to the Board of Directors in April 2005.

(14)	Represents shares subject to options.

(15)	Includes 16,500 shares subject to options. Mr. Spellman retired from his position as Senior Vice President, Finance and Chief Financial Officer, effective as of April 1, 2005. In connection with his retirement he also resigned from the Board of Directors effective as of April 1, 2005.

(16)	Represents shares subject to options.

(17)	Represents shares subject to options.

(18)	Includes 50,000 shares subject to options and 462 shares owned under the Company’s 401(k) Plan.

(19)	Includes 749,172 shares subject to options.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE INFORMATION
      The Company’s Board of Directors has long believed that good corporate governance is important to ensure that the Company is managed for the long-term benefit of stockholders. This section describes key corporate governance guidelines and practices that the Company has adopted. Complete copies of the Corporate Governance Guidelines, committee charters and code of conduct described below are available on the Investor Information section (under Corporate Governance) of the Company’s website at www.yankeecandle.com.
Corporate Governance Guidelines
      The Board has adopted Corporate Governance Guidelines to assist the Board in the exercise of its duties and responsibilities. The Guidelines are intended to establish a framework for the conduct of the Board’s business and provide that the principal responsibilities of the directors are to oversee the management of the Company and to serve the best interests of the Company and its stockholders. Among other matters, the Guidelines adopted by the Board:

•	require that a majority of the members of the Board be “independent” directors, as defined by the New York Stock Exchange (the “NYSE”);

•	provide that the non-management directors shall meet regularly in executive session without management present;

•	seek to ensure that the directors have full and free access to management and, as they deem necessary and appropriate, to independent advisors and counsel; and

•	provide that the Board and its committees shall conduct an annual self-evaluation to determine whether they are functioning effectively.
Board Determination of Independence
      Under applicable NYSE rules, a director of the Company will only qualify as “independent” if the Company’s Board of Directors affirmatively determines that he or she has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has such a relationship with the Company). The Board of Directors has established guidelines to assist it in determining whether a director has a material relationship with the Company, which guidelines are set forth in the Corporate Governance Guidelines adopted by the Board and available on the Company’s website at www.yankeecandle.com. Under these guidelines, except as may be allowed under the NYSE rules, a director will not be deemed to be independent if:

a. The director is, or has been within the last three years, an employee of the Company, or an immediate family member is, or has been within the last three years, an executive officer, of the Company.

b. The director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

c. (i) The director or an immediate family member is a current partner of a firm that is the Company’s internal or external auditor; (ii) the director is a current employee of such a firm; (iii) the director has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (iv) the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Company’s audit within that time.

d. The director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee.

e. The director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues.

f. There may be instances where, after considering all of the relevant circumstances, a relationship covered by the guidelines above may nonetheless be determined not to be a material relationship. In such circumstances, the determination of whether the relationship is material or not, and therefore whether the director would be independent or not, shall be made by those directors who satisfy the independence guidelines set forth above. The Company would appropriately disclose and explain, including in the next proxy statement, the basis for any determination that a relationship was immaterial despite the fact that it did not meet the categorical standards of immateriality set forth above.

      The Company currently satisfies the requirement that a majority of the members of the Board of Directors be independent directors. Specifically, the Company’s Board of Directors has affirmatively determined that each of Mr. Frey, Mr. Hines, Ms. Horbach, Ms. Meyrowitz, Mr. O’Connell, Mr. Polk, Mr. Sargent, Mr. Vishwanath and Ms. Wright satisfy the categorical standards described above and that none of these individuals has a material relationship with the Company and that each of these directors is “independent” as determined under Section 303A.02 of the NYSE Listed Company Manual. The remaining director, Mr. Rydin, is the Chief Executive Officer of the Company and therefore not independent.
Director Candidates
      The Nominating and Governance Committee is primarily responsible for identifying and evaluating qualified individuals for consideration as director candidates. The process followed by the Committee to identify and evaluate director candidates includes requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Committee and/or the Board. In addition, during Fiscal 2004, the Committee utilized the services of an executive search firm to help identify and evaluate potential director candidates.
      In considering whether to recommend any particular candidate for inclusion in the Board’s slate of recommended director nominees, the Nominating and Governance Committee applies the criteria set forth in the Company’s Corporate Governance Guidelines. These criteria include the candidate’s integrity, business acumen, knowledge and experience in matters relevant to the Company, any potential conflicts of interest and the commitment and ability to make positive contributions to the Company’s decision-making process and otherwise act in the interests of the stockholders. The Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee.
      The Nominating and Governance Committee will also consider qualified candidates properly proposed by stockholders. Stockholders may recommend individuals to the Committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of the Company’s Common Stock for at least a year as of the date such recommendation is made, to: Nominating and Governance Committee, c/o James A. Perley, General Counsel, The Yankee Candle Company, Inc., 16 Yankee Candle Way, South Deerfield, Massachusetts 01373. Assuming that appropriate biographical and background material has been provided on a timely basis, the Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others. Stockholders also have the right under the Company’s bylaws to directly nominate director candidates, without any action or recommendation on the part of the Committee or the Board, by following the procedures set forth below under “Other Matters — Stockholder Proposals.”
      At the Annual Meeting, stockholders will be asked to consider the election of Mr. O’Connell, who, although he is currently a director, is being nominated for election by stockholders for the first time. Mr. O’Connell was recommended to the Nominating and Governance Committee as the result of search process conducted by a third party executive search firm and the Board elected Mr. O’Connell as a director in June 2004. As each of the three classes then contained three directors, Mr. O’Connell was elected as a Class III Director in order to insure that he would stand for re-election by the stockholders at the next Annual Meeting. Mr. O’Connell’s term therefore expires as of the 2005 Annual Meeting and the Board of Directors is recommending that Mr. O’Connell be re-elected to a full three-year term.
Board Meetings and Attendance
      Under the Corporate Governance Guidelines adopted by the Board, directors are expected to regularly attend Board meetings and meetings of the committees on which they serve, and to devote the time needed to discharge their responsibilities properly. The Board met six times during Fiscal

2004, either in person or by teleconference. During Fiscal 2004, each of the current directors attended at least 75% of the aggregate number of Board meetings and the number of meetings held by all committees on which he or she then served, with the exception of Ms. Horbach.
Board Committees
      The Board of Directors is responsible for the general supervision and oversight of the affairs of the Company. In order to assist it in carrying out these duties, the Board has established and delegated certain authority to the following standing committees: the Audit Committee, the Compensation Committee, the Nominating and Governance Committee and the Executive Committee.
      Each of these committees operates under a charter that has been approved by the Board. Current copies of each committee’s charter are posted on the Corporate Governance section of the Company’s website, www.yankeecandle.com. In addition, a copy of the Audit Committee charter, as in effect on the date of this Proxy Statement, is attached as Appendix A.

Audit Committee
      The current members of the Audit Committee of the Board of Directors are Dale F. Frey (Chair), Michael F. Hines and Ronald L. Sargent. Mr. Sargent has served on the Audit Committee since 1999, Mr. Frey since June 2001 and Mr. Hines since February 2003. The Board has also determined that both Mr. Frey and Mr. Hines are “audit committee financial experts” as that term is defined under SEC rules. The Audit Committee met ten times during Fiscal 2004 either in person or by teleconference.
      The Board of Directors has determined that each member of the Audit Committee (i) is independent within the meaning of the applicable NYSE Corporate Governance Listing Standards, (ii) is financially literate, as interpreted by the Board, in accordance with the requirements of the NYSE, (iii) has accounting or related financial management expertise, as interpreted by the Board, and (iv) satisfies the independence requirements of Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
      The Audit Committee assists the Board of Directors in its oversight of the Company’s financial statements and its internal accounting policies and procedures. The Audit Committee’s primary responsibilities include (i) appointing, approving the compensation of, and assessing the independence of the Company’s independent outside auditors, (ii) overseeing the services provided by the independent auditors, including the review of the scope and results of the audit performed by the independent auditors, (iii) approving audit and permitted non-audit services to be provided by the independent auditors, (iv) reviewing and discussing with management the Company’s financial statements, earnings releases and other financial reporting, (v) reviewing and monitoring the Company’s internal accounting policies, standards and procedures, including its internal audit processes and its system of internal control over financial reporting and disclosure controls and procedures, (vi) monitoring the Company’s Code of Business Conduct and Ethics, including procedures for the receipt and retention of accounting related complaints and concerns, (vii) meeting independently with the Company’s internal auditing staff, independent auditors and management, and (viii) such other functions as may from time to time be delegated to it by the Board of Directors.
      The Audit Committee Report required by SEC rules is included on page 13 of this Proxy Statement.

Compensation Committee
      The current members of the Compensation Committee of the Board of Directors are Sandra J. Horbach (Chair), Carol M. Meyrowitz, Michael B. Polk and Doreen A. Wright. Ms. Horbach has served on the Compensation Committee since April 1999, Mr. Polk and Ms. Wright each joined the Committee in 2003 and Ms. Meyrowitz joined the Committee in 2004. The Compensation Committee met five times during Fiscal 2004, either in person or by teleconference. The Board of Directors has determined that each member of the Compensation Committee is independent as defined under the applicable rules of the NYSE.
      The Compensation Committee assists the Board of Directors in its oversight of the Company’s executive compensation policies and practices. The Compensation Committee’s primary responsibilities include (i) determining and annually reviewing the compensation of the Company’s Chief Executive Officer, including reviewing and approving corporate goals and objectives relevant to the Chief Executive Officer’s compensation, (ii) reviewing and approving, or making recommendations to the Board with respect to, the compensation of the Company’s other executive officers, (iii) overseeing an evaluation of the Company’s senior executives, (iv) overseeing and administering the Company’s cash and equity incentive plans, (v) reviewing and approving all equity compensation grants, plans and amendments, (vi) reviewing and making recommendations to the Board with respect to director compensation, (vii) periodically reviewing and making recommendations to the Board relating to management succession planning, and (viii) such other functions as may from time to time be delegated to it by the Board of Directors.
      The Compensation Committee Report required by SEC rules is included on page 24 of this Proxy Statement.

Nominating and Governance Committee
      The current members of the Company’s Nominating and Governance Committee are Ronald L. Sargent (Chair), Sandra J. Horbach and Robert J. O’Connell. Ms. Horbach and Mr. Sargent have each served on the Committee since its inception in 2002. Mr. O’Connell joined the Committee in 2004. The Nominating and Governance Committee met four times during Fiscal 2004, either in person or by teleconference. The Board of Directors has determined that each member of the Nominating and Governance Committee is independent as defined under the applicable rules of the NYSE.
      The Nominating and Governance Committee assists the Board of Directors in identifying and recommending qualified candidates for election as directors to the Board and in developing and reviewing the corporate governance policies and principles of the Company and the Board. The Nominating and Governance Committee’s primary responsibilities include (i) identifying individuals qualified to become Board members, (ii) recommending to the Board the persons to be nominated for election as directors and to each of the Board’s committees, (iii) developing, recommending to the Board and periodically reviewing the Company’s Corporate Governance Guidelines and other governance policies and practices applicable to the Company and the Board, (iv) overseeing an annual evaluation of the Board and its committees, (v) administering, overseeing and periodically reviewing and recommending to the Board any changes in the Company’s Code of Business Conduct and Ethics and (vi) such other functions as may from time to time be delegated to it by the Board of Directors.

Executive Committee
      The current members of the Executive Committee of the Board of Directors are Sandra J. Horbach and Craig W. Rydin. Ms. Horbach has served on the Executive Committee since 1999 and Mr. Rydin joined the Committee in March 2001. The Executive Committee is empowered to exercise all of the powers and authority of the Board of Directors to the extent permitted by law. The Executive Committee meets only if and as necessary between meetings of the full Board and all actions taken are reported to the Board at the next Board of Directors meeting. The Executive Committee did not formally meet in Fiscal 2004.
Director Attendance at Annual Meeting of Stockholders
      The directors are expected to attend the annual meeting of stockholders. All but two of the current directors who were also directors at the time of the 2004 annual meeting of stockholders attended the meeting.
Presiding Director
      The Board, acting upon the recommendation of the Nominating and Governance Committee, periodically designates one of the directors to act as “Presiding Director.” The duties of the Presiding Director include convening and presiding over all executive sessions and other meetings of non-management directors, and acting as the Board’s primary contact and liaison with the Company’s Chief Executive Officer. The identity of the current Presiding Director can be found in the Corporate Governance section of the Company’s website, www.yankeecandle.com. In Fiscal 2004, Sandra J. Horbach served as Presiding Director. The current Presiding Director is Ronald L. Sargent, who has been designated by the Board to serve in this capacity until at least the 2006 Annual Meeting of Stockholders.
Communicating with the Independent Directors
      The Board will give appropriate attention to written communications that are submitted by stockholders and other interested parties. Stockholders who wish to send communications to the Board may do so either (i) by mail to Board of Directors, c/o James A. Perley, General Counsel, The

Yankee Candle Company, Inc., 16 Yankee Candle Way, South Deerfield, Massachusetts 01373, or (ii) by e-mail to board@yankeecandle.com. Under procedures approved by the Board, including a majority of the independent directors, all substantive communications shall be reviewed by the Company’s General Counsel and forwarded or reported to the Presiding Director, the non-management directors and/or the full Board, as deemed appropriate, with the exception of those communications relating to ordinary or routine business affairs, personal grievances or matters as to which the Company tends to receive repetitive or duplicative communications.
Code of Business Conduct and Ethics
      The Company has adopted a written Code of Business Conduct and Ethics that applies to the Company’s directors, officers and employees, including its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Company has posted a current copy of the code on its website, which is located at www.yankeecandle.com. In addition, the Company intends to post on its website all disclosures that are required by law or NYSE stock market listing standards concerning any amendments to, or waivers from, any provision of the Code.
Compensation of Directors
      Under the Company’s 2004 Director Compensation Plan (the “2004 Plan”), non-employee directors (“eligible directors”) were paid, subject to the terms of the 2004 Plan, (i) a retainer of $12,000 per annum, (ii) a fee equal to $2,500 for each meeting of the Board which the eligible director personally attended, and $1,250 for each meeting of the Board in which the eligible director participated by telephone, and (iii) a fee equal to $1,250 for each meeting of a committee of which the eligible director is a member which the eligible director personally attended, and $625 for each such committee meeting in which the eligible director participated by telephone. Ms. Horbach and Messrs. Frey and Sargent also received an additional $2,000 in 2004 with respect to their service as Chairs of the Compensation, Audit and Nominating and Governance Committees, respectively. In addition to the foregoing cash compensation, the 2004 Plan provided for an initial option grant to purchase 20,000 shares of the Company’s Common Stock to be made upon the election of any new Director and further provided for each eligible director to receive an annual option grant to purchase 1,250 shares of the Company’s Common Stock for each regularly scheduled Board meeting attended by the eligible director during the applicable calendar year, up to a maximum of 5,000 shares per year in the aggregate. Accordingly, Mr. O’Connell received an option to purchase 20,000 shares of the Company’s Common Stock at $29.75 per share upon his election to the Board in June 2004 and Ms. Meyrowitz received an option to purchase 20,000 shares of the Company’s Common Stock at $27.11 per share upon her election to the Board in September 2004, each such option grant vesting ratably over a four year period. In addition, in accordance with the terms of the 2004 Plan, on February 28, 2005 (a) Messrs. Frey, Hines, Polk and Sargent and Ms. Wright each received an option to purchase 5,000 shares of the Company’s Common Stock, (b) Ms. Horbach received an option to purchase 3,750 shares of the Company’s Common Stock, and (c) Ms. Meyrowitz and Mr. O’Connell each received an option to purchase 2,500 shares of the

Company’s Common Stock. Each of the foregoing option grants provided for an exercise price of $31.22, which was the closing price of the Company’s Common Stock as reported by the New York Stock Exchange on the business day immediately preceding the date on which the option was granted. These options shall vest ratably over a four year period.
      The Board has approved a 2005 Director Compensation Plan (the “2005 Plan”) pursuant to which all non-employee directors shall continue to be entitled to cash and equity compensation with respect to their service during Fiscal 2005. Under the 2005 Plan, eligible directors will be paid, subject to the terms of the 2005 Plan, (i) a retainer of $15,000 per annum, (ii) a fee equal to $3,000 for each meeting of the Board which the eligible director personally attended, and $1,500 for each meeting of the Board in which the eligible director participated by telephone, and (iii) a fee equal to $1,250 for each day in which the eligible director participates in committee meetings, if attending in person, and $625 if the eligible director participated by telephone. The Chair of the Audit Committee will receive an additional $4,000 retainer in recognition of such service, while the Chairs of the Compensation and Nominating and Governance Committees will receive $2,000 each. The equity provisions of the 2005 Plan remain as set forth in the 2004 Plan.
Report of the Audit Committee of the Board of Directors
      The Audit Committee of the Board of Directors is currently comprised of the three directors named below, each of whom served on the Committee at all times during 2004. The Board has determined that each member of the Audit Committee is independent within the meaning of the applicable NYSE rules. Each member also satisfies the SEC’s additional independence requirements for members of audit committees. The Board has also determined that both Mr. Frey and Mr. Hines are “audit committee financial experts” as that term is defined under SEC rules.
      Management is responsible for the preparation of the Company’s financial statements and the Company’s internal control over financial reporting and the financial reporting process. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and to issue reports on those financial statements and internal control over financial reporting. The Audit Committee reviews and evaluates, and discusses with the Company’s management, internal accounting and financial personnel and the independent registered public accounting firm, among other things, the following:

•	the Company’s financial disclosure documents, including all financial statements and reports filed with the Securities and Exchange Commission or sent to stockholders;

•	the Company’s internal control over financial reporting;

•	changes in the Company’s accounting practices, principles, controls or methodologies;

•	significant developments or changes in accounting rules applicable to the Company; and

•	the adequacy of the Company’s accounting and financial personnel.

      The Audit Committee reviewed the Company’s audited financial statements for Fiscal 2004 and discussed these financial statements with the Company’s management. The Audit Committee also reviewed and discussed the Fiscal 2004 audited financial statements and the matters required by applicable rules and regulations with Deloitte & Touche LLP, the Company’s independent registered public accounting firm.
      The Company’s independent registered public accounting firm provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Independence Standards Board Standard No. 1 requires auditors annually to disclose in writing all relationships that in the auditors’ professional opinion may reasonably be thought to bear on independence, confirm their perceived independence and engage in a discussion of independence. The Audit Committee discussed with Deloitte & Touche LLP the matters disclosed in this letter and their independence from the Company. The Audit Committee also considered whether the independent registered public accounting firm’s provision of the other, non-audit related services to the Company which are referred to below under “Ratification of Selection of Independent Registered Public Accounting Firm” is compatible with maintaining such registered public accounting firm’s independence. The Audit Committee has also received from and discussed with Deloitte & Touche LLP various communications that the Company’s independent registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed by Statement on Auditing Standards 61 (Communication with Audit Committees).
      The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and do not themselves audit the Company’s financial statements. Members of the Audit Committee are entitled to and do rely without independent verification on the information provided to them, and on the representations made, by management and the independent auditors. Accordingly, the Audit Committee’s oversight cannot guarantee that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above cannot guarantee that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards or that the Company’s registered public accounting firm is in fact “independent.”

      Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended January 1, 2005 for filing with the SEC.

Audit Committee of the Board of Directors

Dale F. Frey (Chair)
Michael F. Hines
Ronald L. Sargent

EXECUTIVE COMPENSATION AND RELATED MATTERS
Compensation of Executive Officers
      Summary Compensation Table. The following table sets forth information concerning the compensation for services rendered to the Company for Fiscal 2004, the fiscal year ended January 3, 2004 (“Fiscal 2003”) and the fiscal year ended December 28, 2002 (“Fiscal 2002”) of the Company’s Chief Executive Officer and the four other most highly paid executive officers during Fiscal 2004 (the “Named Executive Officers”).
Summary Compensation Table

				Long-Term
				Compensation(2)
				Awards
		Annual
		Compensation(1)		Restricted	Securities
Name and	Fiscal			Stock	Underlying	All Other
Principal Position	Year	Salary	Bonus(3)	Awards	Options(#)	Compensation(4)

Craig W. Rydin	2004	$544,365	$408,816	—	57,800	$24,100
Chairman and Chief	2003	467,308	350,481	—	50,000	26,000
Executive Officer	2002	386,923	377,250	—	—	296,315
Robert R. Spellman(5)	2004	$349,053	$183,646	—	—	$20,000
Senior Vice President,	2003	305,514	168,033	—	30,000	20,000
Finance and Chief	2002	290,865	180,336	—	18,000	20,000
Financial Officer
Harlan M. Kent	2004	$327,475	$160,280	—	25,000	$24,100
President	2003	252,881	141,613	—	35,000	25,058
	2002	229,815	183,852	—	25,000	52,360
Paul J. Hill	2004	$244,510	$91,721	—	12,000	$24,100
Senior Vice President,	2003	228,042	114,021	—	30,000	24,561
Supply Chain	2002	216,154	134,015	—	18,000	41,442
James A. Perley	2004	$219,236	$74,065	—	10,000	$24,100
Senior Vice President,	2003	194,677	68,137	—	20,000	13,894
General Counsel	2002	179,615	65,200	—	15,000	4,000

(1)	In accordance with the rules of the SEC, other compensation in the form of perquisites and other personal benefits has been omitted because such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total of annual salary and bonus for each executive officer for each fiscal year shown.

(2)	The Company did not grant any stock appreciation rights or make any long-term incentive plan payouts during any fiscal year covered.

(3)	Represents amounts paid under the Company’s Management Incentive Plan for the relevant fiscal year, regardless of when paid.

(4)	Fiscal 2004 amounts consist of (a) a matching contribution of $20,000 under the Company’s Executive Deferred Compensation Plan with respect to Messrs. Rydin, Spellman, Kent, Hill and Perley and (b) a matching contribution of $4,100 under the Company’s 401(k) plan for Messrs. Rydin, Kent, Hill and Perley. Fiscal 2003 amounts consist of (x) matching contributions of $20,000 under the Company’s Executive Deferred Compensation Plan with respect to Messrs. Rydin, Spellman, Kent and Hill and $10,000 with respect to Mr. Perley, and (y) matching contributions under the Company’s 401(k) plan of $6,000 for Mr. Rydin, $5,058 for Mr. Kent, $4,561 for Mr. Hill and $3,894 for Mr. Perley. Fiscal 2002 amounts consist of (i) a matching contribution of $20,000 under the Company’s Executive Deferred Compensation Plan with respect to Messrs. Rydin, Spellman and Hill, and of $13,800 with respect to Mr. Kent, (ii) matching contributions under the Company’s 401(k) plan of $5,500 for Mr. Rydin, $4,596 for Mr. Kent, $4,323 for Mr. Hill and $4,000 for Mr. Perley, (iii) with respect to Mr. Rydin, payments totaling $165,000 paid during Fiscal 2002 in accordance with Mr. Rydin’s employment as more fully set forth in “Employment Contracts, Termination of Employment and Change-In-Control Arrangements” below and $105,815 representing reimbursement to Mr. Rydin for relocation and transitional living expenses, (iv) with respect to Mr. Kent, $33,964 representing reimbursement to Mr. Kent for relocation and transitional living expenses and (v) with respect to Mr. Hill, $17,119 representing reimbursement to Mr. Hill for relocation and transitional living expenses.

(5)	Mr. Spellman retired from the Company effective as of April 1, 2005.

      Option Grants Table. The following table sets forth certain information concerning grants of stock options made by the Company to Named Executive Officers in Fiscal 2004.
OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants

	Number of	Percent of
	Shares	Total Options
	Underlying	Granted to	Exercise
	Options	Employees in	Price per	Expiration	Grant Date
Name	Granted(1)	Fiscal Year	Share(2)	Date	Value(3)

Craig W. Rydin	57,800	15.49%	$27.11	8/31/2014	$402,253
Robert R. Spellman	—	—	—	—	—
Harlan M. Kent	25,000	6.70%	$27.11	8/31/2014	173,985
Paul J. Hill	12,000	3.22%	$27.11	8/31/2014	83,513
James A. Perley	10,000	2.68%	$27.11	8/31/2014	69,594

(1)	Each of the above option grants vests ratably over a four year period commencing on the date of the grant.

(2)	In each of the above instances, the exercise price per share of the options granted is equal to the fair market value of the Company’s Common Stock on the grant date, as determined by the closing sale price of the Company’s Common Stock reported by the New York Stock Exchange on the grant date.

(3)	The estimated present values at grant date have been calculated using a Black-Scholes option pricing model, based upon the following assumptions: a four year expected life of option; a dividend yield of 0.0%; expected volatility of 24%; and a risk free interest rate of 3.25%, representing the interest rate on a U.S. Government zero-coupon bond on the date of grant, with a maturity corresponding to the expected life of the option.

      Aggregated Option Exercises and Fiscal Year-End Option Value Table. The following table sets forth certain information concerning the exercise of stock options during Fiscal 2004 by each of the Named Executive Officers and the number and value of unexercised options held by each of the Named Executive Officers on January 1, 2005.
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR END OPTION VALUES

			Number of Shares of
			Common Stock Underlying	Value of Unexercised
	Shares		Unexercised Options at	In-The-Money Options
	Acquired	Value	Fiscal Year End	at Fiscal Year End(1)
Name	on Exercise	Realized	Exercisable/Unexercisable	Exercisable/Unexercisable

Craig W. Rydin	100,000	$1,508,000	287,500/ 220,300	$5,653,125/3,303,221
Robert R. Spellman	0	0	16,500/ 31,500	197,145/377,595
Harlan M. Kent	25,000	316,500	48,750/ 81,250	693,488/895,863
Paul J. Hill	0	0	87,750/ 47,250	1,646,820/507,660
James A. Perley	0	0	50,000/ 32,500	764,400/330,250

(1)	Based on the fair market value of the Company’s Common Stock as of December 31, 2004, the last business day of Fiscal 2004, as determined by the closing sale price of the Company’s Common Stock reported by the New York Stock Exchange on such date ($33.18), less the applicable option exercise price.

Long Term Incentive Plan Awards — Performance Shares
      Long Term Incentive Plan Awards Table. The following table sets forth certain information concerning awards of Performance Shares made by the Company to each of the Named Executive Officers as part of his or her Fiscal 2004 compensation.
LONG-TERM INCENTIVE PLANS — AWARDS IN LAST FISCAL YEAR

			Estimated Future Payouts Under
			Non-Stock Price-Based Plans
	Number of Shares,	Performance or Other
	Units or Other	Period Until Maturation	Threshold	Target	Maximum
Name	Rights (#)(1)	or Payout(2)	(# of Shares)(3)	(# of Shares)	(# of Shares)(4)

Craig W. Rydin	28,900	Following the End of Fiscal 2006	17,340	28,900	50,750
Robert R. Spellman	—	—	—	—	—
Harlan M. Kent	10,000	Following the End of Fiscal 2006	6,000	10,000	17,500
Paul J. Hill	5,000	Following the End of Fiscal 2006	3,000	5,000	8,750
James A. Perley	5,000	Following the End of Fiscal 2006	3,000	5,000	8,750

(1)	The share amounts reported in this column reflect the target number of Performance Shares awarded under the Award of Performance Shares Agreement (“Agreement”) entered into by the Company with the applicable Named Executive Officer. Each of the Agreements provides that the Company will issue shares of its common stock (“Performance Shares”) under the Company’s 1999 Stock Option and Award Plan and/or any successor plan, to the recipients, subject to the Company attaining targeted levels of cumulative earnings per share (“EPS”) for the three fiscal years covered by the Agreement (in this case, Fiscal 2004 and the fiscal years ending December 31, 2005 and December 30, 2006). The Agreement for each recipient fixes a target number of Performance Shares for that recipient. The actual number of Performance Shares issued to the recipient will range from 0% to 175% of the target number, depending upon the Company’s actual cumulative EPS for those three fiscal years. If the Company does not attain cumulative EPS of at least 90% of the targeted cumulative EPS performance established by the Compensation Committee of the Board of Directors with respect to the applicable three fiscal years, then no Performance Shares will be issued under this grant (absent the exercise of discretion by the Compensation Committee). The EPS targets for Fiscal 2004 and the fiscal years ending December 31, 2005 and December 30, 2006 were established by the Compensation Committee in July 2004, are set forth in the Agreements and are the same for each Named Executive Officer. The Compensation Committee has the authority to adjust the EPS targets to reflect events such as share repurchases or equity financings by the Company that affect the number of outstanding shares of common stock and acquisitions or other unusual events that affect the Company’s net income. The Performance Share awards are subject to forfeiture and other conditions, all as more fully set forth in the Agreements.

(2)	The Company will issue the Performance Shares, if any, to the Named Executive Officers following the Company’s publication of its financial results for the fiscal year ending December 30, 2006. In addition, the Company will at that time make a cash payment to each recipient in an amount equal to (i) the amount (if any) of dividends per share of common stock payable between the date of the Agreement and the date of issuance of the Performance Shares, multiplied by (ii) the number of Performance Shares issued to such recipient.

(3)	The “threshold” amount reported in this column is the number of actual Performance Shares to be issued (60% of the target number) if the Company attains a cumulative EPS performance for the applicable three fiscal years equal to 90% of the Company’s targeted cumulative EPS performance.

(4)	The “maximum” amount reported in this column is the number of actual Performance Shares to be issued if the Company attains a cumulative EPS performance for the applicable three fiscal years equal to or greater than 115% of the Company’s targeted cumulative EPS performance.
Equity Compensation Plans
      The following table provides information about the securities authorized for issuance under the Company’s equity compensation plans as of January 1, 2005:
Equity Compensation Plan Information

(c)
Number of Securities
	(a)	(b)	Remaining Available for
	Number of Securities to	Weighted-Average	Future Issuance Under
	be Issued Upon Exercise	Exercise Price of	Equity Compensation Plans
	of Outstanding Options,	Outstanding Options,	(Excluding Securities Reflected
Plan Category	Warrants and Rights	Warrants and Rights	in Column (a))(1)

Equity compensation plans approved by security holders	1,940,537	$19.82	449,726
Equity compensation plans not approved by security holders(2)	N/A	N/A	N/A
Total	1,940,537	$19.82	449,726

(1)	In addition to being available for future issuance upon exercise of options that may be granted after January 1, 2005, the referenced 449,726 shares may also be issued in the form of restricted stock, unrestricted stock, stock appreciation rights, performance shares or other equity-based awards under the Yankee Candle 1999 Stock Option and Award Plan.

(2)	The Company has no equity compensation plans that have not been approved by security holders.
Employment Contracts, Termination Of Employment And Change-In-Control Arrangements
      On March 31, 2001, the Company entered into an employment agreement with Mr. Rydin pursuant to which the Company agreed to pay to Mr. Rydin an annual base salary of $360,000 and to allow him to participate in the Company’s executive bonus plan (with a guaranteed bonus for 2001 based upon 70% of his base salary pro-rated for the portion of the year he was employed) and other benefit programs of the Company available to executives. Mr. Rydin also received a one-time sign-on bonus of $165,000, a portion of which would have to have been repaid to the Company if he resigned or was terminated for cause (as defined in his agreement) prior to April 23, 2003 (the second anniversary of the start of his employment); received additional payments totaling $165,000, payable in installments of $75,000 on March 2, 2002, $15,000 on August 3, 2002 and $75,000 on October 2, 2002, contingent on his continued employment with the Company on those dates; and was reimbursed for relocation and transitional living expenses. The Company granted Mr. Rydin 35,000 shares of restricted Common Stock, which vested in installments over the period ending October 2, 2002, with unvested shares being forfeited to the Company if his employment terminated during this period; and granted Mr. Rydin an option for 500,000 shares of Common Stock, which vests ratably over a four-year period. If the Company terminated Mr. Rydin’s employment prior to April 23, 2003 other than for cause, the Company would have had to continue to pay to Mr. Rydin his base salary for a two-year period following employment termination, subject to Mr. Rydin’s execution of a two-year non-compete agreement with the Company, and continue to provide medical benefits to Mr. Rydin for up to three years after employment termination. If, within 24 months following a change in control of the Company (as defined in his agreement), the Company terminates Mr. Rydin’s employment other than for a cause or Mr. Rydin resigns for good reason (as defined in his agreement), the Company will continue to pay to Mr. Rydin his base salary plus the average of his two most recent annual bonuses for a two-year period following employment termination, subject to Mr. Rydin’s execution of a two-year non-compete agreement with the Company, and continue to provide medical benefits to Mr. Rydin for up to three years after employment termination.
      On May 2, 2001, the Company entered into an employment agreement with Mr. Kent pursuant to which the Company agreed to pay to Mr. Kent an annual base salary of $220,000 and to allow him to participate in the Company’s executive bonus plan (with a target bonus of 40% of his annual base salary pro-rated for the portion of the year he was employed) and other benefit programs of the Company available to executives. Mr. Kent also received a one-time sign-on bonus of $15,000 and was reimbursed for relocation and transitional living expenses. The Company granted Mr. Kent an option for 70,000 shares of Common Stock, which vests ratably over a four-year period. If the Company terminates Mr. Kent’s employment other than for cause (as defined in his agreement), the Company will pay to Mr. Kent a one-time severance payment in the amount of his annual base salary.
      On March 23, 2005, the Company entered into an employment letter agreement with Bruce H. Besanko, the Company’s new Senior Vice President, Finance and Chief Financial Officer. The

agreement provides that, among other things, Mr. Besanko shall: (i) receive an initial annual salary of $340,000; (ii) be eligible to participate in the Company’s Management Incentive Plan, with a target bonus of 55% of his base salary (with respect to Fiscal 2005 only, the Company guaranteed Mr. Besanko a minimum bonus payment of $140,000); (iii) be awarded a stock option to purchase 60,000 shares of the Company’s common stock, such option to have an exercise price equal to the closing price of the Company’s common stock on the first day of employment, and to vest in four equal annual installments beginning on the first anniversary of the date of grant; (iv) enter into an Award of Performance Shares Agreement with the Company, pursuant to which the Company will issue shares of its common stock (“Performance Shares”) under its 1999 Stock Option and Award Plan and/or any successor plan, subject to the Company attaining targeted levels of cumulative earnings per share for the three fiscal years ending December 31, 2005, December 30, 2006 and December 29, 2007 (Mr. Besanko’s target number of Performance Shares is 10,000, although the actual number of Performance Shares may range from 0% to 175% of the target number, depending upon the Company’s cumulative earnings per share for those three fiscal years); and (v) receive reimbursement for relocation and interim living expenses, which may not exceed $175,000 in the aggregate. The agreement further provides that Mr. Besanko shall be entitled to receive a lump sum severance payment equal to one year of his then current base salary plus a pro rated portion of his target bonus for such year if his employment is terminated by the Company for any reason other than for “Cause” (as defined).
      On March 28, 2005, the Company entered into an Agreement with Robert R. Spellman in connection with Mr. Spellman’s retirement from his position as Senior Vice President, Finance and Chief Financial Officer and his related resignation from the Company’s Board of Directors. The Agreement provides that, among other things, Mr. Spellman shall: (i) receive a payment of $300,000, to be paid in equal monthly installments beginning in April 2005 and continuing for a period of two (2) years thereafter (the “Payment Period”), subject to Mr. Spellman’s performance of his covenants under the Agreement; (ii) provide certain consulting services and transition assistance, as more fully set forth in the Agreement; and (iii) agree to be bound by certain noncompetition, nonsolicitation and nondisclosure covenants, all as more fully set forth in the Agreement.
Certain Relationships and Related Transactions
      One of the Company’s many wholesale accounts is Premier Products Distribution, LLC (“Premier Products”). One of the principals of Premier Products is the son of Robert R. Spellman, who served in Fiscal 2004 as the Chief Financial Officer and a director of the Company. All sales by the Company of product to Premier Products are made in the ordinary course of business and on the same terms and conditions as those applicable generally to other wholesale customers of the Company. Premier Products purchased $70,670 in product from the Company in Fiscal 2004. The Company has over 15,600 wholesale locations in North America and its business with Premier Products is not material.

Compensation Committee Interlocks and Insider Participation
      None of the Compensation Committee members have been officers or employees of the Company or its subsidiaries. No executive officer of the Company has served as a member of the Board of Directors or Compensation Committee of another entity, one of whose executive officers served as a member of the Board of Directors or Compensation Committee of the Company.
Report of the Compensation Committee of the Board of Directors
      The Compensation Committee of the Board of Directors is currently comprised of the following four directors: Sandra J. Horbach (Chair), Carol M. Meyrowitz, Michael B. Polk and Doreen A. Wright. Each of the members served on the Committee throughout 2004, with the exception of Ms. Meyrowitz who joined the Committee upon her election to the Board of Directors on September 1, 2004. The Board has determined that each member of the Compensation Committee is independent within the meaning of the applicable NYSE rules.
      The Committee is responsible for developing, implementing and administering the Company’s cash and equity compensation policies. These responsibilities include, among other things, determination of the cash and equity compensation paid to the Company’s CEO and other executive officers, the establishment and administration of the Company’s incentive programs and the review and approval of all stock options or other awards pursuant to the Company’s equity compensation plans.
      The objectives of the Company’s compensation policies, and the goals of the Board of Directors and the Committee in administering the same, are (i) to provide a level of compensation that will allow the Company to attract, motivate, retain and reward talented executives who have the ability to contribute to the success of the Company, (ii) to link executive compensation to the success of the Company through the use of bonus payments based in whole or in part upon the Company’s performance (or that of a particular business unit), (iii) to align the interests of the executives with those of the Company’s stockholders through equity participation, including the use of stock awards or option grants, thereby providing incentive for, and rewarding, the attainment of objectives that inure to the benefit of the Company’s stockholders, and (iv) to motivate and reward high levels of performance or achievement.

Executive Compensation Program
      In 2004, the Committee retained at the Company’s expense a third party compensation consulting firm to assist the Committee in performing a comprehensive review of the Company’s executive compensation program and practices. As a result of this project, which remains ongoing, the Company established a more formal Executive Compensation Program covering those members of management at the Vice President level or higher, together with other key management personnel, if any, that may be included from time to time by the Company and the Committee in their discretion (the “Program”).
      The Company is committed to providing competitive compensation opportunities to participants in the Program who are performing at a fully satisfactory level. Accordingly, as part of the project the

Committee’s consultant conducted extensive market research of comparable companies in order to develop the information necessary to establish market compensation levels. For purposes of determining market levels of compensation, the Company benchmarked itself against a group of organizations within the retail/wholesale sector using reliable industry surveys and other available data that reflect, to the extent possible, pay levels at such companies. Organizations in this benchmarking group were selected based upon their having some or all of the following characteristics: (i) strong or emerging brands, (ii) strong financial performance (based on objective metrics such as earnings, growth, return on invested capital and other such measures), (iii) multi-channel business and distribution models and (iv) specialty retailing focus. The composition of the benchmarking group will be reviewed periodically by the Committee and the Committee may change the actual composition from time-to-time, as it deems appropriate, in order to better reflect the Company’s labor market for executive talent. Given the number of companies in the group, minor changes in the group’s composition should not have a significant impact on year-to-year market pay levels targeted by the Company.
      Using the benchmark market information, the Committee and the Company developed market “going rates” of pay for base salaries, total cash compensation (base salary plus annual incentives) and total direct compensation (total cash plus the expected value of long-term incentives). These going-rates were used to create targeted salary, bonus and long-term incentive grant ranges that will be used for compensation administration purposes. The ranges for each component of direct compensation will be developed to ensure they are competitive with the appropriate marketplace.
      The Program is structured to expressly tie a significant portion of the executive’s overall compensation to the performance of the Company and/or specific business units through the use of performance-based reward elements such as annual and long-term incentives. The following elements are included in the Program: base salary, annual incentives (the Management Incentive Plan), long-term incentives and other benefits based upon prevailing market norms. Actual levels of compensation received by participants will be a function of individual skill and contribution, Company and/or business unit performance and individual performance.
      Base Salary. Each participant in the Program is provided a salary based upon market compensation levels for his or her specific position or job function. An individual will be paid on the basis of his or her skills, contributions over time and annual performance. In establishing base salaries for each of the Company’s executive officers, the Committee may consider numerous factors, including (i) its assessment of the executive’s performance, (ii) the executive’s leadership in executing Company initiatives and his or her potential future contributions and ability to enhance long-term shareholder value, (iii) the nature and scope of the executive’s responsibilities, (iv) the executive’s contributions and importance to the Company, (v) the executive’s integrity and compliance with law and with the Company’s Code of Business Conduct and Ethics, and (vi) the executive’s historical compensation and the nature and extent of the executive’s other forms of compensation. Most participants who are performing well will be provided salaries that are generally consistent with the market. Each year, the participant’s salary will be reviewed and may be increased if warranted. In general, if a participant’s role and performance level have not changed significantly, and his or her salary is consistent with market levels of pay, the participant can typically expect a modest increase in base salary in that year.
      Annual Incentives (Bonuses). The Company has adopted a Management Incentive Plan (the “MIP”) which is designed to reward members of management and other key individuals for performance within the applicable fiscal year, including their respective contributions to the Company’s success, and the attainment of personal and/or team goals. Under the terms of the MIP in effect with respect to Fiscal 2004, each participant is eligible to receive a target bonus amount equal to a specified percentage of the participant’s base salary. Payment of bonus awards under the MIP is conditioned upon the achievement by the Company and/or certain business units of pre-approved annual operating and financial objectives, and/or the attainment by the participant of certain pre-approved individual or team objectives. The MIP also provides, under certain circumstances, for the payment of increased or reduced awards (i.e., above or below the established target amount) in the event the applicable objectives are surpassed or substantially attained, respectively. The MIP further provides that the Committee has the discretion to modify awards as and when the Committee deems it appropriate. The provisions of the MIP, including the establishment of the applicable annual performance objectives, are reviewed and approved by the Compensation Committee each year. In Fiscal 2004, based upon the Company’s reported financial and operating performance, incentive awards under the MIP were generally paid at approximately 76% of a participant’s target bonus amount, with participants in the Wholesale business unit slightly higher and participants in the Retail business unit slightly lower.
      On a going forward basis, under the Program the MIP will provide a target incentive opportunity for each participant consistent with market practice for his or her position or job function. If the Company, business unit (if applicable) and individual performance are each at target levels (as pre-approved by the Committee), the participant’s total cash compensation (base salary plus MIP incentive), is designed to be competitive with market practice for that role. If performance is above or below target, total cash compensation will likewise be above or below market levels, respectively. The MIP will be structured to provide a “pool” of incentive dollars based on pre-determined financial results for the applicable year as approved by the Committee. The actual pool may exceed the target pool, or may be less than target, or even zero, based on the actual performance of the Company during such fiscal year. The pool will be reviewed and approved by the Committee, and may be modified upward or downward in special circumstances. Once established and approved by the Committee, the pool of dollars will be allocated among Program participants based on a combination of factors, including business unit performance versus target, if applicable, and individual performance on both pre-determined and other goals and objectives. Actual allocations will be based on input from a participant’s direct manager, as well as the Chief Executive Officer of the Company (utilizing input from senior management). The Committee and the Chief Executive Officer will retain discretion to modify awards as and when they deem appropriate. The Compensation Committee will be responsible for determining the actual incentive amount for the Chief Executive Officer.
      Long-Term Incentives (Stock Options and Awards). The Company believes that stock options and awards provide an incentive for its executives to maximize stockholder value and, because the option grants typically vest over a period of several years, serve as an important means of retaining key personnel. Pursuant to the Company’s Stock Option and Award Plan adopted by the Board of Directors in 1999, the Committee has the authority to grant stock options, performance shares, stock appreciation rights, restricted and unrestricted stock and other such equity awards as part of the compensation of key executives and management personnel and to determine the terms and conditions of such grants, including without limitation the vesting period and the exercise price of any option grants.
      In 2004, the long-term incentive portion of the Program was revised to include two components: stock option grants and the awarding of “performance shares” (as more fully described below). The combination of these two components of long-term compensation is targeted to provide market compensation opportunities for most Program participants (selected individuals may be granted awards less than, or more than market levels based on their role, performance and projected future impact on the organization). However, the Committee will also consider the dilution and cost impact of equity compensation in determining the total pool of available shares subject to grant each year to ensure that its practices are not out-of-line with industry peers. Actual long-term compensation levels will therefore be a function of grant levels (which will be based on a participant’s current performance and future role), the actual performance of the Company’s Common Stock, and the available pool of shares.
      Generally, stock options will be granted with a 10 year term and will vest ratably over 4 years. Performance shares will typically vest after three-years, subject to the attainment by the Company of pre-determined financial performance factors (such as cumulative EPS performance over the three-year period or other metrics) approved in advance of the grant by the Committee. The actual number of performance shares eventually received at the end of the vesting period might be at target levels, above target, or below target levels (and, if threshold performance levels are not achieved, no shares will vest). The value of the shares at time of issuance will be the then applicable share price of the Company’s Common Stock.
      Each of the Company’s Named Executive Officers received performance share awards and/or stock option grants as part of their total compensation for Fiscal 2004. Performance share awards and option grants were also made to other key management personnel. The Committee approved all such awards and option grants. The Company anticipates that stock awards or option grants will continue to be issued to Named Executive Officers and other key personnel in the future as part of the Program. The Committee believes that the long-term incentive component of the Program is an essential part of the overall compensation philosophy of the Company, and one which aligns the interests of the executives with those of the Company’s shareholders. As such, the Committee has approved a new 2005 Employee Stock Option and Award Plan, as more fully discussed elsewhere herein, subject to shareholder approval.
      Chairman and Chief Executive Officer Compensation. Craig W. Rydin is the Chairman and Chief Executive Officer of the Company. The Committee is responsible for establishing Mr. Rydin’s compensation and for reviewing and approving at least annually those corporate goals and objectives relevant to such compensation. Mr. Rydin’s base salary in Fiscal 2004 was $544,365. Mr. Rydin’s bonus target for purposes of the 2004 MIP was established at 100% of his base salary actually paid during 2004. Mr. Rydin’s eligibility to receive a bonus payment under the MIP was contingent upon the Company’s attainment of certain pre-approved objectives, including objectives relating to net income and earnings per share. As the Company did not fully attain all of its performance objectives, Mr. Rydin did not receive his target bonus amount. He was paid a bonus of $408,816 with respect to Fiscal 2004, which was approximately 75% of his target bonus amount. As part of his Fiscal 2004 compensation Mr. Rydin was also granted 28,900 performance shares and in September 2004 received a stock option grant to purchase 57,800 shares of the Company’s Common Stock at $27.11 per share.
      Section 162(m). Section 162(m) of the Internal Revenue Code of 1986, as amended, provides that compensation in excess of $1,000,000 paid to the Chief Executive Officer or to any of the other four most highly compensated executive officers of a public company will not be deductible for federal income tax purposes unless such compensation is paid pursuant to one of the enumerated exceptions set forth in Section 162(m). The Company’s primary objective in designing and administering its compensation policies is to support and encourage the achievement of the Company’s long-term strategic goals and to enhance stockholder value. When consistent with this compensation philosophy, the Company also intends to structure its compensation programs such that compensation paid thereunder will be tax deductible by the Company. In general, stock options and awards granted under the Company’s Stock Option and Award Plan are intended to qualify under and comply with the “performance based compensation” exemption provided under Section 162(m), thus excluding from the Section 162(m) compensation limitation any income recognized by executives pursuant to such stock options. The Committee intends to review periodically the potential impacts of Section 162(m) in structuring and administering the Company’s compensation programs.

Compensation Committee of the Board of Directors

Sandra J. Horbach (Chair)
Carol M. Meyrowitz
Michael B. Polk
Doreen A. Wright

Comparative Stock Performance Graph
      The following graph compares the cumulative total stockholder return on the Company’s Common Stock between December 31, 1999 and January 1, 2005 with the cumulative total return of (i) Standard & Poor’s 500 Composite Index and (ii) the Standard & Poor’s Consumer Discretionary Index. The graph assumes the investment of $100.00 on December 31, 1999 in the Company’s Common Stock, the Standard & Poor’s 500 Composite Index and the Standard & Poor’s Consumer Discretionary Index, and assumes dividends are reinvested.
COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG THE YANKEE CANDLE COMPANY, INC., THE S&P 500 INDEX,
AND THE S&P CONSUMER DISCRETIONARY INDEX

	Cumulative Total Return

	12/31/99	12/31/00	12/31/01	12/31/02	1/3/04	1/1/05

THE YANKEE CANDLE COMPANY, INC.	100.00	67.82	138.91	98.08	166.86	203.40
S&P 500	100.00	90.89	80.09	62.39	80.29	89.02
S&P CONSUMER DISCRETIONARY	100.00	80.00	82.23	62.65	86.09	97.48

*	$100 invested on 12/31/99 in stock or index-including reinvestment of dividends. Fiscal year ending December 31.

PROPOSAL 1 — ELECTION OF DIRECTORS
      The Company’s Board of Directors is divided into three classes, with members of each class holding office for staggered three-year terms. At this Annual Meeting, the Company will be electing four Class III directors.
      Currently there are three Class I directors whose terms expire at the 2006 Annual Meeting of Stockholders, three Class II directors, whose terms expire at the 2007 Annual Meeting of Stockholders, and four Class III directors, whose terms expire at this Annual Meeting of Stockholders (in all cases subject to the election and qualification of their successors or to their earlier death, resignation or removal). A director may only be removed with cause by the affirmative vote of the holders of a majority of the outstanding shares of capital stock entitled to vote in the election of directors.
      The persons named in the enclosed proxy will vote to elect Sandra J. Horbach, Robert J. O’Connell, Craig W. Rydin and Doreen A. Wright as Class III directors, unless authority to vote for the election of the nominees is withheld by marking the proxy to that effect. Ms. Horbach, Mr. O’Connell, Mr. Rydin and Ms. Wright are currently Class III directors of the Company. They have indicated their willingness to serve, if elected, but if they should be unable or unwilling to stand for election, proxies may be voted for substitute nominees designated by the Board of Directors.
      The Board of Directors recommends a vote FOR the election of each of these nominees.
      Set forth below are the names and certain information with respect to each director of the Company.
Class I Directors
      CAROL M. MEYROWITZ has been a director of the Company since September 2004. Ms. Meyrowitz is a consultant and the former Senior Executive Vice President of The TJX Companies, Inc., a leading off-price apparel and home fashions retailer, and President of The Marmaxx Group, an apparel division of TJX. Before being named Senior Executive Vice President of TJX in March 2004, Ms. Meyrowitz served as Executive Vice President of TJX from 2001-2004. Before being named President of Marmaxx in 2001, she had served as Executive Vice President, Merchandising for Marmaxx. Ms. Meyrowitz also previously held other leadership positions of increasing responsibility with TJX, as well as various senior leadership positions with Chadwick’s of Boston, a leading catalog retailer and formerly a division of TJX, and with TJX’s Hit or Miss division. Ms. Meyrowitz is 51 years old.
      MICHAEL B. POLK has been a director of the Company since June 2003. Mr. Polk is the Senior Vice President, Marketing and Chief Operating Officer of Unilever Best Foods North America, a leading international food and consumer goods company. Prior to joining Unilever in July 2003, Mr. Polk served as Group Vice President, Kraft Foods North America, also a leading international food and consumer packaged goods company, and also served as President of Kraft Foods North America’s Biscuits, Snacks & Confectionery Divisions, from 2001 to 2003. Prior to that,

Mr. Polk held several positions of increasing responsibility with Kraft Foods, including Group Vice President, Kraft Foods International from 2000 to 2001, Executive Vice President of Kraft Foods North America and General Manager of Kraft’s Post Cereal Division from 1998 to 1999 and Vice President, Category Sales Management and Strategy from 1997 to 1998. Mr. Polk joined Kraft Foods, Inc. in 1987. Prior to joining Kraft, Mr. Polk held various positions at Procter & Gamble from 1982 to 1985. Mr. Polk is 44 years old.
      VIJAY VISHWANATH has been a director of the Company since April 2005. Mr. Vishwanath is a Partner in the Boston office of Bain & Company, a global strategy consulting firm. Mr. Vishwanath joined Bain & Company in 1987 and has led Bain & Company’s consumer products practice since 1996. Prior to joining Bain, Mr. Vishwanath was at Procter & Gamble from 1981 to 1984. Mr. Vishwanath has written extensively on a variety of consumer product issues and other marketing, branding and consumer-related matters. He is a regular contributor to The Harvard Business Review and other publications. Mr. Vishwanath is 44 years old.
Class II Directors
      DALE F. FREY has been a director of the Company since June 2001. Mr. Frey, now retired, served as Chairman of the Board and President of General Electric Investment Corp. from 1984 through 1997. He also served as Vice President and Treasurer of General Electric Company from 1980 to 1984 and again from 1986 to 1994. Mr. Frey is also a director of Aftermarket Technology Corp., Community Health Systems, Inc., and McLeodUSA Incorporated. Mr. Frey is 72 years old.
      MICHAEL F. HINES has been a director of the Company since February 2003. Mr. Hines is the Executive Vice President and Chief Financial Officer of Dick’s Sporting Goods, Inc., a leading national sporting goods retailer. Prior to joining Dick’s Sporting Goods in 1995, Mr. Hines served with Staples, Inc. from 1990-1995, most recently as Vice President, Finance. Prior to joining Staples, Mr. Hines spent twelve years in public accounting, the last eight years with Deloitte & Touche LLP from 1982 through 1990. Mr. Hines is 49 years old.
      RONALD L. SARGENT has been a director of the Company since May 1999. Mr. Sargent is the Chairman, President and Chief Executive Officer of Staples, Inc., the pioneer of the office superstore concept and a leading office products retailer, and previously served as President and Chief Operating Officer from November 1998 to February 2002. Prior to that time, he served in various capacities since joining Staples in March 1989, including President — North American Operations from October 1997 to November 1998, President — Staples Contract & Commercial from June 1994 to October 1997, and Vice President — Staples Direct and Executive Vice President — Contract & Commercial from September 1991 until June 1994. Mr. Sargent also serves as a director of Staples, Inc., Aramark Corporation and Mattel, Inc. Mr. Sargent is 49 years old.
Class III Directors
      SANDRA J. HORBACH has been a director of the Company since May 1998. Ms. Horbach served as a general partner of Forstmann Little & Co., a leading leveraged buy-out and private equity firm, from 1993 to 2004 and as a general partner of FLC XXIX Partnership, L.P., a related partnership, from 1993 to 2004. She also serves as a director of Citadel Communications, Inc. Ms. Horbach is 44 years old.
      ROBERT J. O’CONNELL has been a director of the Company since June 2004. He is the Chairman, President and Chief Executive Officer of MassMutual Financial Group, a leading insurance and diversified financial services company. Mr. O’Connell joined MassMutual in 1998 and was appointed President and Chief Executive Officer in January 1999. He was subsequently appointed Chairman of the Board in January 2000. Prior to joining MassMutual, Mr. O’Connell held several senior leadership positions with American International Group and New York Life Insurance Co. Mr. O’Connell is 61 years old.
      CRAIG W. RYDIN is the Chairman of the Board of Directors, a position to which he was appointed in February 2003, and has been a director of the Company since April 2001. Mr. Rydin joined the Company in April 2001 and serves as the President and Chief Executive Officer. Prior to joining the Company, Mr. Rydin was the President of the Away From Home food services division of Campbell Soup Company, a leading global manufacturer and marketer of high quality soup, sauce, beverage, baking, biscuit, confectionery and prepared food products, a position he had held since 1998. From 1996 to 1998 Mr. Rydin served as the President of the Godiva Chocolates division of Campbell. Prior to Godiva, Mr. Rydin had held a number of senior management positions at Pepperidge Farm, Inc., also a part of Campbell. He also serves as a director of Priceline.com Incorporated. Mr. Rydin is 53 years old.
      DOREEN A. WRIGHT has been a director of the Company since November 2003. Ms. Wright is the Senior Vice President and Chief Information Officer of Campbell Soup Company, a leading global manufacturer and marketer of high quality soup, sauce, beverage, baking, biscuit, confectionery and prepared food products, which she joined in 2001. During an interim period after joining Campbell Soup Company, she also served as the company’s top Human Resources executive in addition to her primary responsibilities. Prior to joining Campbell Soup Company, Ms. Wright served as EVP and Chief Information Officer of Nabisco, Inc. from 1999-2001. Prior to joining Nabisco, Ms. Wright held various key positions at Prudential Insurance Company, American Express Company and Bankers Trust Company. Ms. Wright is 48 years old.
PROPOSAL 2 — APPROVAL OF 2005 STOCK OPTION AND AWARD PLAN
      The Company is asking its stockholders to vote to approve the adoption of its 2005 Stock Option and Award Plan (the “2005 Plan”), which will provide stock-based compensation to employees, executive management and directors based upon level of responsibility, Company and individual performance and other factors.
      On February 28, 2005, the Board of Directors of the Company adopted, subject to stockholder approval, the 2005 Plan. Up to 1,500,000 shares of Common Stock (subject to adjustment in the event of stock splits and other similar events) may be issued pursuant to awards granted under the

2005 Plan. As of March 1, 2005, 1,500,000 shares constituted approximately 3% of the Company’s outstanding shares of Common Stock.
      The 2005 Plan is intended to replace the Company’s 1999 Stock Option Plan (the “1999 Plan”). As of April 4, 2005, options to purchase 1,956,137 shares of Common Stock were outstanding under the 1999 Plan, 185,475 shares (at target levels) were issuable under outstanding performance shares awards, and an additional 220,651 shares were reserved for future grants under the 1999 Plan.
      The Board of Directors believes that the future success of the Company depends, in large part, upon the ability of the Company to maintain a competitive position in attracting, retaining and motivating key personnel. The Board further believes that in order for the Company to continue to be able to so attract, retain and motivate qualified personnel it must be able to issue equity-based compensation. With the 1999 Plan now containing an insufficient number of shares to meet the Company’s anticipated short term needs, the Board therefore believes that the adoption of the 2005 Plan is critical to the Company’s continued success. The Board and the Company further believe that aligning the interests of employees, executive management and directors with those of the stockholders through the use of performance-based equity compensation continues to be in the best interests of both the Company and its stockholders.
      ACCORDINGLY, THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE 2005 PLAN.
Description of the 2005 Plan
      The following is a brief summary of the 2005 Plan. The following summary is qualified in its entirety by reference to the 2005 Plan, a copy of which is available upon request from the Secretary of the Company.

Types of Awards
      The 2005 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), non-statutory stock options, performance share awards, restricted stock awards and other stock-based awards, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights (collectively, “Awards”).
      Incentive Stock Options and Non-statutory Stock Options. Optionees receive the right to purchase a specified number of shares of Common Stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options may be granted at an exercise price which may be less than, equal to or greater than the fair market value of the Common Stock on the date of grant. Under present law, however, incentive stock options and options intended to qualify as performance-based compensation under Section 162(m) of the Code may not be granted at an exercise price less than 100% of the fair market value of the Common Stock on the date of grant (or less than 110% of the fair market value in the case of incentive stock options granted to optionees holding more than 10% of the voting power of the Company). Options may not be granted for a term in excess of ten years (subject to a limited exception in the case of the death of an option holder). The 2005 Plan permits the following forms of payment of the exercise price of options: (i) payment by cash or check, (ii) a “cashless exercise” through a broker, (iii) surrender to the Company of shares of Common Stock, (iv) any other lawful means approved by the Board of Directors, or (v) any combination of these forms of payment.
      Performance Share Awards. Performance Share Awards entitle recipients to receive shares of Common Stock without payment of any cash purchase price, with the number of shares received contingent upon the Company satisfying specified financial performance metrics (such as earnings per share) over the time period specified in the Award.
      Restricted Stock Awards. Restricted Stock Awards entitle recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable Award are not satisfied prior to the end of the applicable restriction period established for such Award.
      Other Stock-Based Awards. Under the 2005 Plan, the Board of Directors has the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board of Directors may determine, including the grant of securities convertible into Common Stock and the grant of stock appreciation rights.

Eligibility to Receive Awards
      All (i) employees, officers and directors of the Company, (ii), consultants and advisors (within the meaning of Form S-8 under the Securities Act of 1933, as amended) of the Company and (iii) persons to whom the Company has extended a written offer of employment are eligible to be granted Awards under the 2005 Plan. Under present law, however, incentive stock options may only be granted to employees of the Company and its subsidiaries. The maximum number of shares with respect to which Awards may be granted to any participant under the 2005 Plan may not exceed 500,000 shares per calendar year.

Plan Benefits
      As of April 1, 2005, approximately 4,000 persons were eligible to receive Awards under the 2005 Plan, including the Company’s eight executive officers and eight non-employee directors. The granting of Awards under the 2005 Plan is discretionary, and the Company cannot now determine the number or type of Awards to be granted in the future to any particular person or group.
      On April 1, 2005, the last reported sale price of the Company Common Stock on the New York Stock Exchange was $31.55 per share.

Administration
      The 2005 Plan is administered by the Board of Directors. The Board of Directors has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the

2005 Plan and to interpret the provisions of the 2005 Plan. Pursuant to the terms of the 2005 Plan, the Board of Directors may delegate authority under the 2005 Plan to one or more committees or subcommittees of the Board of Directors. The Board of Directors has authorized the Compensation Committee to administer the 2005 Plan.
      Subject to any applicable limitations contained in the 2005 Plan, the Board of Directors, the Compensation Committee, or any other committee to whom the Board of Directors delegates authority, as the case may be, selects the recipients of Awards and determines (i) the number of shares of Common Stock covered by options and the dates upon which such options become exercisable, (ii) the exercise price of options, (iii) the duration of options, and (iv) the number of shares of Common Stock subject to any restricted stock or other stock-based Awards and the terms and conditions of such Awards, including conditions for repurchase, issue price and repurchase price.
      The Board of Directors is required to make appropriate adjustments in connection with the 2005 Plan and any outstanding Awards to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization. The 2005 Plan also contains provisions addressing the consequences of any Reorganization Event, which is defined as (i) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (b) any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction or (c) any liquidation or dissolution of the Company. Upon the occurrence of a Reorganization Event, the Board of Directors shall provide that outstanding Awards shall be assumed (or substantially equivalent awards substituted) by the acquiror, accelerate and/or terminate (immediately prior to the Reorganization Event) unexercised Awards or take one or more of the other actions provided for in the 2005 Plan. The Board of Directors will also specify the effect of a Change in Control Event (as defined in the 2005 Plan) on any Award granted under the 2005 Plan. The Board of Directors will also specify the effect of a Change in Control Event (as defined in the 2005 Plan) on any Award granted under the 2005 Plan.
      The Compensation Committee may determine, at the time of grant, that a Performance Share Award, Restricted Stock Award or other Award being made to an officer of the Company that vests solely upon achievement of specified performance criteria is intended to qualify for deduction under Section 162(m) of the Code. The performance criteria for such Awards intended to qualify under Section 162(m) will be based on one or more of the following measures: earnings per share, return on average equity or average assets with respect to a predetermined peer group, earnings, earnings growth, revenues, expenses, stock price, market share, return on sales, assets, equity or investment, regulatory compliance, improvement of financial ratings, achievement of balance sheet or income statement objectives, total shareholder return, net operating profit after tax, pre-tax or after-tax income, or cash flow. The Compensation Committee may also determine that special one-time or extraordinary gains and/or losses or other extraordinary events should or should not be included in the calculation of such measures. The Compensation Committee believes that further details concerning such performance criteria may be confidential information, the disclosure of which would adversely affect the Company.

      If any Award expires or is terminated, surrendered, canceled or forfeited, the unused shares of Common Stock covered by such Award will again be available for grant under the 2005 Plan, subject, however, in the case of incentive stock options, to any limitations under the Code.

Amendment or Termination
      No Award may be made under the 2005 Plan after February 28, 2015, but Awards previously granted may extend beyond that date. The Board of Directors may at any time amend, suspend or terminate the 2005 Plan, except that no Award designated as subject to Section 162(m) of the Code by the Board of Directors after the date of such amendment shall become exercisable, realizable or vested (to the extent such amendment was required to grant such Award) unless and until such amendment shall have been approved by the Company’s stockholders.
      If Stockholders do not approve the adoption of the 2005 Plan, the 2005 Plan will not go into effect, and the Company will not grant any Awards under the 2005 Plan. In such event, the Board of Directors will consider whether to adopt alternative arrangements based on its assessment of the needs of the Company.
Federal Income Tax Consequences
      The following is a summary of the United States federal income tax consequences that generally will arise with respect to Awards granted under the 2005 Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. This summary assumes that any Awards granted under the 2005 Plan are exempt from, or comply with, the rules under Section 409A of the Code relating to nonqualified deferred compensation. Changes to these laws could alter the tax consequences described below.

Incentive Stock Options
      A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by the Company or its corporate parent or 50% or more-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Nonstatutory Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.
      A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Nonstatutory Stock Options
      A participant will not have income upon the grant of a nonstatutory stock option. A participant will have compensation income upon the exercise of a nonstatutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Performance Share Awards
      A participant will have income upon the issuance of any performance shares in an amount equal to the value of those shares on the date of issuance. When those shares are sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of issuance. Any capital gain or loss will be long-term if the participant held the shares for more than one year and otherwise will be short-term.

Restricted Stock Awards
      A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Other Stock-Based Awards
      The tax consequences associated with any other stock-based Award granted under the 2005 Plan will vary depending on the specific terms of such Award. Among the relevant factors are whether or not the Award has a readily ascertainable fair market value, whether or not the Award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the Award and the participant’s holding period and tax basis for the Award or underlying Common Stock.

Tax Consequences to the Company
      There will be no tax consequences to the Company except that the Company will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

PROPOSAL 3 — RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
      Deloitte & Touche LLP has served as the Company’s independent auditors since May 1998. The Audit Committee of the Board of Directors has selected Deloitte & Touche LLP as the Company’s independent registered public accounting firm for Fiscal 2005. The Company is asking that its stockholders ratify the selection of Deloitte & Touche, LLP as its independent registered public accounting firm. Although such ratification is not required under applicable law or otherwise, the Company is submitting the selection of Deloitte & Touche, LLP to its stockholders for ratification as a matter of good corporate governance practice. If the stockholders do not ratify the selection of Deloitte & Touche LLP, the Audit Committee may reconsider the matter.
      Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so, and will also be available to respond to appropriate questions from stockholders.
      The Board of Directors recommends a vote FOR the ratification of this selection.
Principal Accountant Fees and Services
      The following table summarizes the fees of Deloitte & Touche LLP, including the member firms of Deloitte Touche Tohmatsu, our independent registered public accounting firm, billed to us for each of the last two fiscal years for audit services and for other professional services:

Type of Fees	2004	2003

Audit Fees(1)	$781,361	$526,459
Audit-Related Fees(2)	33,389	72,677
Tax Fees(3)	77,411	60,483
All Other Fees(4)	0	0

Total	$892,161	$659,619

(1)	In accordance with the applicable SEC definitions and rules, “Audit Fees” are fees billed by Deloitte & Touche LLP for professional services rendered for the audit of the Company’s financial statements for the applicable fiscal year, the audit of the Company’s internal control over financial reporting in 2004, and the reviews of the financial statements included in each of the Company’s Quarterly Reports on Form 10-Q during the applicable fiscal year, or any services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for the applicable fiscal year. In Fiscal 2003, the referenced Audit Fees included fees for professional services provided in connection with (i) a secondary public offering by certain selling shareholders of shares of the Company’s Common Stock and the filing of a Registration Statement on Form S-3, as amended, relating thereto and (ii) the sale by the Forstmann Little & Co. partnerships of their remaining shares of the Company’s Common Stock and the filing of a Registration Statement on Form S-3, as amended, relating thereto.

(2)	In accordance with the applicable SEC definitions and rules, “Audit-Related Fees” are fees billed by Deloitte & Touche LLP for assurance and related services rendered during the applicable fiscal year that are reasonably related to the performance of the audit or review of the Company’s financial statements, and which are not reported as Audit Fees. The Audit-Related Fees billed for Fiscal 2004 and Fiscal 2003 were for services provided in connection with internal control reviews and other matters relating to Section 404 of the Sarbanes-Oxley Act.

(3)	In accordance with the applicable SEC definitions and rules, “Tax Fees” are fees billed by Deloitte & Touche LLP for professional services rendered for tax compliance, tax advice and tax planning. Tax compliance services, including the preparation, review and filing of federal and state tax returns, accounted for $37,159 of the total tax fees billed in Fiscal 2004 and $40,483 of the total tax fees billed in Fiscal 2003. The remainder of the Fiscal 2004 and Fiscal 2003 Tax Fees were for certain tax research and advice.

(4)	In accordance with the applicable SEC definitions and rules, “All Other Fees” are fees billed by Deloitte & Touche LLP for products and services other than those reported as either Audit Fees, Audit-Related Fees or Tax Fees. There were no such fees in either Fiscal 2004 or Fiscal 2003.
Pre-Approval Policies and Procedures
      The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by the Company’s independent auditors. This policy generally provides that the Company will not engage its independent auditors to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.
      From time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided to the Company by its independent auditors during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.
      The Audit Committee has also delegated to the chairman of the Audit Committee the authority to approve any audit or non-audit services to be provided to the Company by its independent auditors. Any approval of services by a member of the Audit Committee pursuant to this delegated authority is reported on at the next meeting of the Audit Committee.
OTHER MATTERS
      The Board of Directors does not know of any other matters which may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, to the extent permitted by SEC proxy rules, or otherwise act, in accordance with their judgment on such matters.

Solicitation of Proxies
      The cost of solicitation of proxies will be borne by the Company. In addition to the solicitation of proxies by mail, officers and employees of the Company may solicit proxies in person or by telephone. The Company may reimburse brokers or persons holding stock in their names, or in the names of their nominees, for their expenses in sending proxies and proxy material to beneficial owners.
Section 16(a) Beneficial Ownership Reporting Compliance
      Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and holders of more than 10% of its outstanding Common Stock to file with the SEC initial reports of ownership of the Company’s Common Stock and other equity securities on a Form 3 and reports of changes in such beneficial ownership on a Form 4 or Form 5. Officers, directors and 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.
      To the Company’s knowledge, based solely on a review of the Company’s records and written representations by the persons required to file such reports, the filing requirements of Section 16(a) were satisfied on a timely basis with respect to the Company’s most recent fiscal year.
Stockholder Proposals
      Proposals of stockholders submitted pursuant to Rule 14a-8 under the Exchange Act to be presented at the 2006 Annual Meeting of Stockholders must be received by the Company at its principal executive offices no later than January 1, 2006 in order to be considered for inclusion in the Company’s proxy materials for the meeting.
      The Company’s by-laws require that the Company be given advance written notice of stockholder nominations for election to the Company’s Board of Directors and of other matters which stockholders wish to present for action at an annual meeting of stockholders (other than matters included in the Company’s proxy materials in accordance with Rule 14a-8 under the Exchange Act).
      Stockholder nominations for election to the Company’s Board of Directors must be received by the Company’s Clerk not less than 45 days nor more 60 days prior to the anniversary of the date on which the Company first mailed its proxy materials for the prior year’s annual meeting of stockholders; provided, however, that if the date of such annual meeting is more than 30 days before or after the anniversary of the prior year’s annual meeting, such nomination must be mailed or delivered to the Clerk not later than the close of business on the later of (i) the date 60 days prior to the date of such meeting or (ii) the 10th day following the date on which the notice of the meeting was mailed or public disclosure was made, whichever occurs first. No such stockholder nominations with respect to this Annual Meeting were received by the Company’s Clerk within the foregoing timeframes.
      For all other matters, the stockholder notice must be received at the Company’s principal executive offices not less than 45 days nor more 60 days prior to the anniversary of the date on which the Company first mailed its proxy materials for the prior year’s annual meeting of stockholders; provided, however, that if the date of such annual meeting is more than 30 days before or after the anniversary of the prior year’s annual meeting, such stockholder’s notice must be mailed or delivered to the Clerk not later than the close of business on the later of (i) the date 60 days prior to the date of such meeting or (ii) the 10th day following the date on which the notice of the meeting was mailed or public disclosure was made, whichever occurs first. No such stockholder notices with respect to this Annual Meeting were received by the Company’s Clerk within the foregoing timeframes.
      The Company’s by-laws also specify requirements relating to the content of such notices which stockholders must provide to the Clerk of the Company for any matter, including a stockholder nomination for director, to be properly presented at a stockholder meeting.
Householding of Annual Materials
      Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple shareholders in your household. We will promptly deliver a separate copy of either document to you if you call us at (413) 665-8306, or write us at the following address: The Yankee Candle Company, Inc., 16 Yankee Candle Way, South Deerfield, MA 01373. If you want to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address or phone number.

By Order of the Board of Directors

JAMES A. PERLEY
Clerk
South Deerfield, Massachusetts
April 29, 2005
      THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN, AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

APPENDIX A
THE YANKEE CANDLE COMPANY, INC.
Audit Committee Charter
      The Board of Directors of The Yankee Candle Company, Inc. (the “Company”) has established an Audit Committee of the Board of Directors (the “Committee”), with the general authority, responsibilities and specific duties described below.
A.     Purpose
      The primary purpose of the Audit Committee is to provide advice and counsel to the Company’s management and to assist the Board of Directors in its oversight of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the qualifications and independence of the Company’s independent public accountant (the “independent auditors”), and (iv) the performance of the Company’s internal audit function and independent auditors.
      The authority and responsibilities set forth in this Charter do not reflect or create any duty or obligation of the Audit Committee to plan or conduct any audit, to determine or certify that the Company’s financial statements are complete, accurate, fairly presented, or in accordance with generally accepted accounting principles or applicable law, or to guarantee the independent auditor’s report. This is the responsibility of Management and the independent auditors. The independent auditors are ultimately accountable to the Committee.
B.     Structure and Membership
      1.     Number. The Committee shall consist of at least three members of the Board of Directors.
      2.     Independence. Except as otherwise permitted by the applicable rules of the New York Stock Exchange and the Sarbanes-Oxley Act of 2002 (together with the rules and regulations thereunder, the “Sarbanes-Oxley Act”), each member of the Committee shall be “independent” as defined by (i) such rules and Act and (ii) Rule 10A-3(b)(1) of the Exchange Act.
      3.     Financial Literacy. Each member of the Committee shall be “financially literate” as defined by the New York Stock Exchange rules and interpreted by the Board in its business judgment, or must become financially literate within a reasonable period of time after his or her appointment to the Committee.
      4.     Financial Expert. Unless otherwise determined by the Board of Directors (in which case disclosure of such determination shall be made in the Company’s SEC periodic reports), at least one member of the Committee shall be an “audit committee financial expert” as defined by applicable SEC rules).

      5.     Selection and Removal. Members of the Committee shall be appointed by the Board, upon the recommendation of the Nominating and Governance Committee. Members of the Committee may be removed from such committee, with or without cause, by a majority vote of the Board of Directors
      6.     Chair. The Chair of the Committee shall be appointed by the Board of Directors.
      7.     Certain Compensation. No member of the Committee may receive, directly or indirectly, any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries, other than director’s fees or other fees paid in his or her capacity as a member of the Board of Directors or a committee of the Board. For purposes of this provision, “director’s fees” may include cash, Company stock, stock options or other in-kind consideration normally available to directors generally.

C.	Authority and Responsibilities
      1.     Selection of Independent Auditors. The Committee shall be directly responsible for appointing, evaluating, retaining and, when necessary, terminating the engagement of the independent auditor. The Committee may, in its discretion, authorize the Company to seek stockholder ratification of the independent auditor it appoints. The Committee shall be directly responsible for setting the compensation and other engagement terms of the independent auditor.
      2.     Independence. At least annually, the Committee shall assess the independent auditor’s independence. The Committee shall establish and/or approve policies regarding the hiring of employees or former employees of the Company’s independent auditors.
      3.     Quality-Control Report. At least annually, the Committee shall obtain and review a report by the independent auditor describing the firm’s internal quality control procedures, any material issues raised by the most recent internal quality-control review or peer review of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues. The report from the independent auditor shall also address all relationships between the independent auditor and the Company, in order to allow the Committee to assess the independence of the independent auditor.
      4.     Pre-Approval of Services. The Committee shall pre-approve (i) all audit services to be provided to the Company, whether provided by the principal independent auditor or other firms, and (ii) all permitted non-audit services to be provided to the Company by the independent auditor. The Committee may delegate to one or more Committee members the authority to pre-approve such permitted non-audit services between regularly scheduled meetings provided that such approvals are reported to the full Committee at the next Committee meeting.
      5.     Review of Critical Accounting Policies, etc. Obtain and review a report from the independent auditor regarding (i) all critical accounting policies and practices to be used, (ii) all alternative treatments within GAAP for policies and practices related to material items that have been discussed with management and the ramifications of the use of such alternative disclosures and treatments,

(iii) the treatment preferred by the independent auditor, and (iv) other material written communications such as any management letters or schedule of unadjusted differences.
      6.     Review of Company Personnel. The Committee shall discuss with the independent auditor the qualifications of the Company’s financial accounting personnel, and any relevant recommendations that the independent auditor may have.
      7.     Oversight of Audit Process. The Committee shall review the proposed audit scope and plan prior to the commencement of the annual audit and shall review with the independent auditor any audit problems or difficulties and resolve any disagreements between Company management and the independent auditor regarding financial reporting. The Committee shall review with management and the independent auditor any significant audit findings.
      8.     Discussion of Financial Statements. The Committee shall meet to review and discuss with the Company’s management and independent auditor the Company’s audited financial statements and quarterly financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” prior to their release to the public. The Committee shall discuss with the independent auditor any matters required to be discussed under Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU §380) relating to the year-end audit.
      9.     Recommendation to Board Regarding Financial Statements. The Committee shall consider whether it will recommend to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K.
      10.     Audit Committee Report. The Committee shall prepare the annual report of the Committee required for inclusion in the Company’s annual proxy statement in accordance with applicable rules and regulations.
      11.     Earnings Releases and Other Financial Information. The Committee shall review and discuss the Company’s earnings press releases prior to their release to the public. The Committee shall also discuss generally the types of financial information and earnings guidance to be provided to analysts, rating agencies and others. The Committee’s responsibility to discuss such financial information and earnings guidance may be discharged generally (i.e., discussion of the types of information to be disclosed and the type of presentation to be made). The Committee need not discuss in advance each instance in which the Company may provide earnings guidance.
      12.     Oversight of Internal Controls. The Committee shall coordinate and assist the Board with its oversight of the Company’s internal accounting controls and disclosure controls and procedures. The Committee shall review with management, the independent auditor and the Company’s internal auditor the Company’s policies and procedures, as appropriate, to reasonably assess the adequacy of internal accounting and financial reporting controls and compliance practices and procedures. The Committee shall receive and review the report on the Company’s internal accounting controls contemplated by Section 404 of the Sarbanes-Oxley Act and the report from the independent auditor with respect to the same.

      13.     Internal Audit Function. The Committee shall periodically review the activities, responsibilities, qualifications, budget and staffing of the Company’s internal audit function. The Committee shall have direct access to the head of the internal audit function and shall receive and review reports from the internal audit function of any material irregularities or fraud.
      14.     Risk Management. The Committee shall discuss with management the Company’s policies with respect to risk assessment and risk management, including the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.
      15.     Procedures for Complaints. The Committee shall establish and/or approve procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.
      16.     Compliance. The Committee shall review with the Company’s General Counsel and/or other management, as appropriate, and the independent accountant any legal and regulatory matters that may have a material impact on the financial statements, related company compliance policies, and programs and reports received from regulators, and management’s response thereto.
      17.     Additional Powers. The Committee shall have such other duties as may be delegated from time to time by the Board of Directors.

D.	Procedures and Administration
      1.     Meetings. The Committee shall meet as often as it deems necessary in order to perform its responsibilities. Members are expected to participate, either in person or by telephone, in all Committee meetings; however, two Committee members shall constitute a quorum. As necessary or desirable, the chairperson of the Committee may request that members of the Board of Directors and management of the Company, as well as outside consultants, be present at committee meetings. The Committee may also act by unanimous written consent in lieu of a meeting. The Committee shall keep such records of its meetings as it shall deem appropriate.
      The Committee shall periodically meet separately with: (i) the independent auditor; (ii) Company management and (iii) the head of the Company’s internal audit function.
      2.     Subcommittees. The Committee may form and delegate authority to one or more subcommittees (including a subcommittee consisting of a single member), as it deems appropriate from time to time under the circumstances. Any decision of a subcommittee to pre-approve audit or non-audit services shall be presented to the full Committee at its next scheduled meeting.
      3.     Reports to Board. The Committee shall report regularly to the Board of Directors. The Committee shall review with the full Board any material issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditors or the performance of the internal audit function.

      4.     Charter. The Committee shall, from time to time as it deems appropriate, review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for approval.
      5.     Independent Advisors. The Committee shall have the power to hire and consult with independent legal, financial or other advisors, as it deems necessary and appropriate in order to carry out its responsibilities and at the Company’s expense.
      6.     Annual Self-Evaluation. At least annually, the Committee shall evaluate its own performance.
      7.     Funding. The Committee is empowered, without further action by the Board of Directors, to direct the Company to pay the ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

YANCM-PS-05

THE YANKEE CANDLE COMPANY, INC.
C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL	ZYAN41

☒	Please mark votes as in this example.	#YAN

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN WITH RESPECT TO ANY ELECTION TO OFFICE OR PROPOSAL SPECIFIED BELOW, THIS PROXY WILL BE VOTED FOR SUCH ELECTION TO OFFICE OR PROPOSAL.

1	To elect four Class III directors for the ensuing three years;
	Nominees:	(01) Sandra J. Horbach, (02) Robert J. O’Connell,
(03) Craig W. Rydin and (04) Doreen A. Wright

FOR ALL NOMINEES	☐	☐	WITHHELD FROM ALL NOMINEES

☐

For all nominee(s) except as written above

		FOR	AGAINST	ABSTAIN
2	To approve the adoption by the Company of the 2005 Stock Option and Award Plan;	☐	☐	☐

3	To ratify the selection of Deloitte & Touche LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31,2005; and	☐	☐	☐

In their discretion, the named Proxies are authorized to vote upon such other matters as may properly come before the meeting, or any adjournment thereof

	MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT.			☐

Please sign name(s) exactly as appearing hereon. When signing as attorney, executor, administrator or other fiduciary, please give your full title as such. Joint owners should each sign personally. If a corporation, sign in full corporate name, by authorized officer. If a partnership, please sign in partnership name, by authorized person.

Signature:	Date:	Signature:	Date:

DETACH HERE	ZYAN42

PROXY

THE YANKEE CANDLE COMPANY, INC.

ANNUAL MEETING OF STOCKHOLDERS -JUNE 2, 2005

This Proxy is solicited on behalf of the Board of Directors of the Company

The undersigned, having received notice of the Annual Meeting and management’s Proxy Statement therefor, and revoking all prior proxies, hereby appoint(s) Bruce H. Besanko and James A. Perley, and each of them (with full power of substitution), as proxies of the undersigned to attend the Annual Meeting of Stockholders of The Yankee Candle Company, Inc. (the “Company”) to be held on Thursday, June 2, 2005 and any adjourned sessions thereof, and there to vote and act upon the following matters in respect of all shares of Common Stock of the Company which the undersigned would be entitled to vote or act upon, with all powers the undersigned would possess if personally present.

Attendance of the undersigned at the meeting or at any adjourned session thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate at such meeting or adjourned session the intention of the undersigned to vote said shares in person. If the undersigned hold(s) any of the shares of the Company in a fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity as well as individually.

SEE REVERSE
SIDE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SEE REVERSE
SIDE